EXHIBIT 3.1
AMENDED AND RESTATED BYLAWS
of
HOPE BANCORP, INC.,
a Delaware corporation
As amended and restated on January 15, 2026

ARTICLE I
Meetings of Stockholders

Section 1. Meetings

1.1The annual meeting of stockholders of HOPE BANCORP, INC. (the “Corporation”) shall be held on such date, at such time and at such place (within or outside the State of Delaware), if any, set by resolution of the Board of Directors or, if authorized by the Board of Directors, by means of remote communication in accordance with applicable law, for the election of Directors and the transaction of such other business as may properly come before the meeting.

1.2Special meetings of stockholders shall be called only by resolution adopted by a majority of the entire Board of Directors or by written request (each, a “Special Meeting Request”) of any stockholders owning, in the aggregate, not less than 10 percent of the stock of the Corporation (the “Requisite Percentage”) and shall be held on such date, at such time and at such place (within or outside the State of Delaware), if any, set by resolution of the Board of Directors or, if authorized by the Board of Directors, by means of remote communication in accordance with applicable law. A Special Meeting Request must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary of the Corporation at the principal executive offices of the Corporation and shall set forth the proposed purpose of the special meeting in accordance with the requirements of Section 4.4 of Article I and/or Section 1.2 of Article II, as applicable. For purposes of this Section 1.2 of Article I, the date of delivery of the Special Meeting Request shall be the first date on which valid Special Meeting Requests constituting the Requisite Percentage have been delivered to the Secretary of the Corporation. A Special Meeting Request shall be valid only if it is signed and dated as of the submission date by each stockholder of record submitting the Special Meeting Request and each beneficial owner, if any, on whose behalf the Special Meeting Request is being made, or such stockholder’s or beneficial owner’s duly authorized agent (each, a “Requesting Stockholder”). In determining whether a Special Meeting Request has been requested by the record holders of common stock representing in the aggregate not less than the Requisite Percentage as of the date of such Special Meeting Request, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (A) each request identifies substantially the same purpose or purposes of the proposed special meeting and substantially the same matters proposed to be acted on at the proposed special meeting (in each case to be determined by the Board of Directors), and (B) such Special Meeting Requests have been dated and delivered to the Secretary within 60 days of the earliest dated Special Meeting Request. Any stockholder seeking to call a special meeting shall, by written notice to the Secretary of the Corporation, request that the Board of Directors fix a record date to determine the stockholders entitled to submit Special Meeting Requests. The Board of

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Directors may, within 10 days of the Secretary’s receipt of such a notice, fix a record date to determine the stockholders entitled to submit Special Meeting Requests, which date shall not precede, and shall not be more than 10 days after, the date upon which the resolution fixing such record date is adopted; provided that, if no such record date is fixed by the Board of Directors, such record date shall be the date that the first written request to call a special meeting is received by the Secretary.

Section 2. Notice

Notice of any meeting of stockholders shall be given in writing or by electronic transmission in accordance with applicable law to each stockholder of record entitled to vote at such meeting at the address of the stockholder as it appears on the records of the Corporation, except as otherwise provided by applicable law. Such notice shall state the time and place of the meeting and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notices of special meetings and of annual meetings shall be given not less than ten days nor more than 60 days before the meeting. Any previously scheduled annual or special meeting of stockholders may be postponed by action of the Board of Directors taken prior to the time previously scheduled for the meeting.

Section 3. Record Date; Adjournment

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date, other than as provided below, shall not be more than 60 nor less than ten days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote at the adjourned meeting.

Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at another time or place, and notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii)

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displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Article I, Section 2. At the adjourned meeting any business may be transacted which may have been transacted at the meeting originally scheduled. If such adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting in accordance with these Bylaws. If after the adjournment, a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for the notice of the adjourned meeting, in accordance with these Bylaws.

Section 4. Order of Business

4.1The Chair of the Board of Directors, or in the absence of the Chair, the Vice Chair, or in their absence, the Lead Independent Director, or in their absence, the Chief Executive Officer, shall call meetings of the stockholders to order and shall act as chair of the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as secretary of the meeting of the stockholders, but in the absence of the Secretary and Assistant Secretary at a meeting of the stockholders the chair of the meeting may appoint any person to act as secretary of the meeting.

4.2 The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of the meeting of stockholders shall have the right and authority to convene and to adjourn the meeting (whether or not a quorum is present), to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Subject to the supervision and direction of the Board of Directors, the chair of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business or nomination was not properly brought before the meeting and if such chair should so determine, such chair shall so declare to the meeting and any such matter or business or nomination not properly brought before the meeting shall not be transacted or considered (and any such nominee shall be disqualified from standing for election or re-election). Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

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4.3 The only business (other than nominations) that may be conducted at an annual meeting of stockholders is that business which has been brought before the meeting: (i) by or at the direction of the Board of Directors, by any Committee or person authorized by the Board of Directors; (ii) pursuant to the notice of the meeting; or (iii) by any stockholder (A) who is a holder of record as of (x) the date the notice required by Article I, Section 4.4 is delivered, (y) the record date of the meeting and (z) the date of the annual meeting, (B) who is entitled to vote at the meeting and (C) who complies with the procedures and requirements set forth in Article I, Section 4.4. The business conducted at a special meeting of stockholders shall be confined to the purpose or purposes stated in the notice of such meeting.

4.4        In addition to any other applicable requirements, and subject to the additional provisions of Section 1.2 of Article II relating to nominations for directors, for any business or nominations to be properly brought before an annual by a stockholder, or for any nomination to be properly brought before a special meeting of the stockholders called for the purpose of electing Directors, such stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely (including a request for inclusion of a director nominee pursuant to Rule 14a-19 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but not including a request for inclusion of a proposal in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, which notice must be provided in accordance with such Rule), a stockholder’s notice must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary of the Corporation and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than 5:00 p.m. Eastern Time on the 100th day, nor earlier than the close of business on the 120th days prior to the first anniversary of the immediately preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the date on which notice or public announcement of the date of the meeting was first given or made by the Corporation; and (ii) solely with respect to nominations submitted pursuant to Section 1.2 of Article II, in the case of a special meeting, not later than the close of business on the tenth day following the earlier of the date on which notice or public announcement of the date of the meeting was first given or made by the Corporation. In no event shall any adjournment or postponement, or the public announcement thereof, of an annual meeting for which notice has been given or with respect to which there has been a public announcement of the date of the meeting, or of a special meeting, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Bylaws. Additionally, a stockholder may not nominate a greater number of nominees than the number to be elected at the annual meeting. A stockholder's notice to the Secretary shall set forth:

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(A)as to a proposal to nominate a director for election, the information and questionnaires, representations and agreements required under Section 1.2 of Article II;

(B)as to any business other than a proposal to nominate for election as a director, (i) a brief description of the business desired to be brought before the annual meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (iii) the reasons for conducting such business at the annual or special meeting, (iv) any material interest of such stockholder and beneficial owner, if any, in such business and (v) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and

(C)as to the stockholder giving the notice, the beneficial owner, if any, on whose behalf any proposal is made, and each of their respective affiliates and associates (each, a “proponent”),

•the name and record address of each proponent,

•the class, series and number of shares of the Corporation that are owned beneficially and of record by each proponent,

•the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by each proponent,

•a description of (x) any plans or proposals which any such proponent may have with respect to securities of the Corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and (y) any agreement, arrangement or understanding (including the identity of the parties thereto) with respect to the proposal or nomination between or among any proponent and any other person or persons, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable),

•a description of any Derivative Instrument directly or indirectly owned or held, including beneficially, by any proponent,

•a description of any proxy, contract, arrangement, understanding, or relationship (other than a revocable proxy given in response to a solicitation made to 10 or more persons) pursuant to which any proponent has any right to vote or has granted a right to vote any shares of stock or any other security of the Corporation,

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•any Short Interest held by any proponent presently or within the last 12 months in any security of the Corporation,

•any rights to dividends or distributions, or payments in lieu of dividends or distributions, on the shares or other securities of the Corporation owned beneficially by any proponent that are separated or separable from the underlying shares of stock or other security of the Corporation,

•any proportionate interest in shares of stock or other securities of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or other entity in which any proponent is a general partner or directly or indirectly beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or other entity,

•any significant equity interests, Derivative Instrument or Short Interest in any competitor of the Corporation directly or indirectly owned or held, including beneficially by any proponent,

•any direct or indirect interest of any proponent in any contract with the Corporation, any affiliate of the Corporation or any competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement),

•any material pending or threatened action, suit or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which any proponent is, or is reasonably expected to be made, a party or material participant involving the Corporation or any of its officers, directors or employees, or any affiliate of the Corporation, or any officer, director or employee of such affiliate,

•any other information relating to each proponent that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder,

•a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such stockholder, or a qualified representative thereof, intends to appear at the meeting to propose such business, and

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•a representation whether any proponent intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of such proposal.

(D)     A stockholder submitting a notice pursuant to this Section 4.4 of Article I shall update and supplement the information submitted to the Corporation pursuant hereto as provided in Section 1.2(G) of Article II.

(E)     Notwithstanding anything in these Bylaws to the contrary, the foregoing notice requirements of this Article I, Section 4.4 shall be deemed satisfied by a stockholder with respect to business other than a director nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal that is a proper subject for stockholder action at an annual meeting in compliance with Rule 14a-8 and any other applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Article I, Section 4.4. Subject to the supervision and direction of the Board of Directors, the chair of the meeting shall, if the facts warrant, determine that a proposal or nomination was not properly brought before the meeting in accordance with the provisions of this Article I, Section 4.4, and, if the chair should so determine, the chair shall so declare to the meeting, and any such proposal or nomination not properly brought before the meeting shall not be transacted (and any such nominee shall be disqualified from standing for election or re-election), notwithstanding that proxies in respect of such vote may have been received by the Corporation.

4.5Notwithstanding the provisions of Article I, Section 4.4 and Article II, Section 1.2, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted (and any such nominee shall be disqualified from standing for election or re-election), notwithstanding that proxies in respect of such vote may have been received by the Corporation.

4.6 For purposes of this Article I, Sections 4.4 and 4.5 and Article II, Section 1.2:

(A)     “affiliate” and “associate” shall have the meanings provided in Rule 405 of the Securities Act of 1933, as amended;

(B)     “close of business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not a business day;

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(C)     “competitor” shall have the meaning in provided in Section 8 of the Clayton Antitrust Act of 1914, as amended;

(D)    “Derivative Instrument” shall mean any

(i)     short position, profits interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or

(ii)     any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, or

(iii)    or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation,

in each case, whether settled in stock, cash, or other property or securities, and without regard to whether the person may have entered into transactions that hedge or mitigate the economic effect thereof;

(E)    to be considered a “qualified representative” of the stockholder, a person (x) must be a duly authorized officer, trustee, manager or partner of such stockholder or (y) must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, shall be delivered to the Secretary of the Corporation at least 5 business days prior to the applicable meeting of stockholders; and

(F)    A person shall be deemed to have a “Short Interest” in a security if (i) such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security, or (ii) such person is party to any contract, arrangement, understanding or relationship, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of the subject security by, manage the risk of price changes for, or increase or decrease the voting power of, a person with respect to the subject security.

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Section 5. Voting

5.1At meetings of stockholders, except as otherwise provided in the certificate of incorporation of the Corporation (as the same may be amended, restated or amended and restated from time to time, the “Certificate of Incorporation”) , every stockholder shall be entitled to one vote for each share of capital stock outstanding in the name of the stockholder on the books of the Corporation on the date on which stockholders entitled to vote are determined. Each stockholder may be represented and vote by a proxy or proxies authorized by any valid means permitted by applicable law. If two or more persons are authorized to act as proxies, a majority of the proxies present at the meeting may exercise all of the powers conferred by such authorization unless such authorization provides otherwise. No proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period. If any proxy is authorized for a specific meeting, such proxy shall not be voted at any meeting or continuation of an adjourned meeting other than that for which the proxy is authorized. Any stockholder soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use of the Board of Directors.

5.2In all matters acted upon by stockholders, voting shall be (i) by written ballot or (ii) by any other process that the Board of Directors may authorize, each to the extent permitted by applicable law.

5.3Except as otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, the presence, in person or by proxy, of the holders of a majority of the aggregate voting power of the stock issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of business at each meeting of stockholders. If authorized by the Board of Directors (and subject to such guidelines and procedures as the Board of Directors may adopt), stockholders and proxyholders not physically present at a meeting of stockholders may participate in a meeting of stockholders and shall be deemed present in person and may vote at a meeting of stockholders by means of remote communication in accordance with applicable law. If such majority shall not be present at a meeting of stockholders, the stockholders present, by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote thereon, shall have the power to adjourn the meeting.

5.4Except as otherwise required by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, any matter, other than the election of Directors, properly brought before any meeting of stockholders, at which a quorum is present, shall be decided by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter.

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Section 6. Inspectors

The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. Such inspectors shall have the powers and duties set forth in Section 231 of the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability. At the meeting for which the inspector or inspectors are appointed, he or they shall, in addition to the duties set forth in Section 231 of the Delaware General Corporation Law, open and close the polls, receive and take charge of the proxies and ballots, and decide all questions touching on the qualifications of voters, the validity of proxies, and the acceptance and rejection of votes. If any inspector previously appointed shall fail to attend or refuse or be unable to act at a meeting of stockholders, the chair of the meeting shall appoint an inspector to act at the meeting.

Section 7. Action by Consent of Stockholders

Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given in accordance with Section 228(e) of the Delaware General Corporation Law.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with Section 228 of the Delaware General Corporation Law. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

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ARTICLE II
Directors

Section 1. General Powers, Election

1.1The business and property of the Corporation shall be managed by or under the direction of the Board of Directors. Except as provided in this Section 1.1 of Article II, each nominee for director shall be elected director by the affirmative vote of the majority of the votes cast with respect to such nominee at any meeting for the election of directors at which a quorum is present; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article II, Section 1.2 of these Bylaws, and (ii) such nomination has not been withdrawn by such stockholder on or before the tenth (10th) day before the Corporation first mails its notice of meeting for such meeting to the stockholders. For purposes of this Section 1.1 of Article II, election by “the affirmative vote of the majority of the votes cast” means the votes cast “for” a nominee’s election must exceed the votes cast “against” that nominee’s election. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. Each director so elected shall serve for a term expiring at the next election of Directors and shall hold office until his successor is duly elected and qualified, or the earlier of such director’s death, resignation or removal. Directors need not be stockholders.

1.2Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors:

(A)    Nominations of persons for election to the Board of Directors of the Corporation may be made (1) at the annual meeting of the stockholders or at a special meeting of the stockholders called for the purpose of electing Directors, by or at the direction of the Board of Directors, by any Committee or person authorized by the Board of Directors, (2) at the annual meeting of the stockholders or at a special meeting of the stockholders called for the purpose of electing Directors (other than a stockholder-requested special meeting), by any stockholder (i) who is a holder of record as of (x) the date the notice required by Article II, Section 1.2 is delivered, (y) the record date of the meeting and (z) the date of the meeting, (ii) who is entitled to vote for the election of Directors at the meeting and (iii) who complies with the procedures and requirements set forth in this Article II, Section 1.2, or (3) at a stockholder-requested special meeting, by any stockholder pursuant to Section 1.2 of Article I. Such nominations, other than those made by or at the direction of the Board of Directors or by a nominating committee or person appointed by the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation delivered by such stockholder of the Corporation in strict accordance with timing and other requirements of Section 4.4 of Article I and this Section 1.2 of Article II. Notwithstanding anything to the contrary herein, in the case of a stockholder-requested special meeting, no stockholder may nominate a person for election to the Board of Directors or propose any other business to be considered at the meeting, except pursuant to the written request(s) delivered for such special meeting pursuant to Section 1.2 of Article I.

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(B)    Such stockholder's notice to the Secretary shall set forth, in addition to each of the items required by Section 4.4(B) of Article I, as to each person whom the stockholder proposes to nominate for election or reelection as a Director:

(i)    the name, age, business address and residence address of the person,

(ii)    the principal occupation or employment of the person (present and for the past five (5) years),

(iii)    the class and number of shares of capital stock of the Corporation that are beneficially owned by the person,

(iv)    a description of any business or personal interests that would reasonably be expected to place such person in a potential conflict of interest with the Corporation or any of its subsidiaries,

(v)    any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14(a) of the Exchange Act, and any rules or regulations promulgated thereunder (including such person’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected),

(vi)    a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any proponent, on the one hand, and each proposed nominee or any of his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the proponent were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant,

(vii)    whether such stockholder or proposed Director nominee(s) has filed or intends to file with any bank regulatory bodies any notice, application or other filing concerning a change of control of the Corporation or any of its subsidiaries, and

(viii)    a completed and signed questionnaire and representation and agreement required by subparagraph (F) of this Article II, Section 1.2.

Within ten business days following a request therefor by the Corporation, any proposed nominee shall (x) furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an “independent director” or “audit committee financial expert” of the Corporation or to serve on any committee or sub-committee of the Board of Directors, in either case, under applicable any law, rule, regulation, or stock exchange listing requirement, or (y) make themselves available to participate in interviews with the Board or any committee thereof.

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(C)    If any proponent will solicit proxies for a nominee or nominees other than the Corporation’s nominees in accordance with Rule 14a-19, such stockholder’s notice must additionally provide: (i) all other information required by Rule 14a-19; (ii) a written representation and undertaking that such proponent intends to deliver a proxy statement and/or form of proxy to holders of shares representing at least 67% of the voting power of the stock entitled to vote generally in the election of Directors in accordance with Rule 14a-19, and that a statement to such effect will be included in such proponent’s proxy statement; and (iii) a written representation and undertaking that such proponent will comply with all requirements of the Exchange Act and the regulations promulgated thereunder, including but not limited to Rule 14a-19 and all other requirements of Regulation 14A (as such rule and regulations may be amended or interpreted from time to time by the Securities and Exchange Commission (the “SEC”), including through any SEC staff interpretations related thereto). In addition, such stockholder shall provide the Corporation a written certification within 10 days prior to the meeting for the election of Directors (or any adjournment, postponement or rescheduling thereof) with reasonable documentary evidence that such stockholder has complied with the representations and undertakings made pursuant to the foregoing subsections (ii) and (iii). If no proponent will solicit proxies for a nominee or nominees other than the Corporation’s nominees in accordance with Rule 14a-19, such stockholder’s notice must include a representation as to whether any proponent intends or is part of a group which intends to conduct an exempt solicitation pursuant to Rule 14a-2(b)(2) of the Exchange Act.

(D)    No person nominated by a stockholder shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein. Further, if a nominating stockholder provides notice under these Bylaws or pursuant to Rule 14a-19 and subsequently fails to comply with the procedures set forth in these Bylaws or the requirements of Rule 14a-19, then the Corporation shall disregard any proxies solicited or votes cast for such stockholder’s nominee(s) (and any such nominee shall be disqualified from standing for election or re-election). Subject to the supervision and direction of the Board of Directors, the chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures and other requirements set forth in these Bylaws (including compliance with Rule 14a-19) and, if any proposed nomination was not made in compliance with these Bylaws, to declare that such nomination shall be disregarded (and any such nominee shall be disqualified from standing for election or re-election), notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(E)    Notwithstanding the foregoing provisions, unless otherwise required by law or otherwise determined by the Board of Directors, if the election of a nominating stockholder’s nominee would cause the Corporation to be in violation of the Certificate of Incorporation, these Bylaws, or any applicable state or federal law, rule, regulation, or listing standard, then such nomination or nominations shall be disregarded, and no vote on such stockholder nominee(s) shall occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(F) In addition to the other requirements of this Article II, Section 1.2, each person who a stockholder proposes to nominate for election or re-election as a director of the Corporation must deliver in writing (in accordance with the time periods prescribed for delivery of notice under Section 4.4 of Article I and this Section 1.2 of Article II) to the Secretary at the principal executive offices of the Corporation:

EXHIBIT 3.1
(i) a completed copy of the corporation’s form of director’s questionnaire (to be provided by the Secretary of the Corporation within 10 days following a written request therefor by a stockholder of record identified by name), and

(ii) a written representation and agreement (in the form to be provided by the Secretary of the Corporation within 10 days following a written request of any stockholder of record identified by name) that such person, (a) is not and will not become a party to (x) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (for purposes of this Section 1.2 of Article II, a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation, (c) would be in compliance, if elected as a director of the Corporation, and whether such person intends to comply with all applicable rules of the exchanges upon which the securities of the Corporation are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and (d) intends to serve a full term if elected as a director of the Corporation.

(G)    In addition, a notice required by this Section 1.2 of Article II or by Section 4.4 of Article I shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof, and such update and supplement shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the first date of public announcement of the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment, recess, rescheduling or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. In addition, if the stockholder has delivered to the Corporation a notice relating to the nomination of directors, the stockholder shall deliver to the Corporation not later than five (5) business days prior to the date of the meeting or any adjournment, recess, rescheduling or postponement thereof reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act (or any successor provision) and the representations made in the nomination notice. For the avoidance of doubt, the obligation to update and supplement set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the stockholders.

EXHIBIT 3.1

1.3Any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board of Directors, shall be filled exclusively by the affirmative vote of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director. A director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the director whom the director has replaced, a successor is duly elected and qualified, or the earlier of such director's death, resignation, or removal.

1.4Any director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later effective date, upon the happening of an event or events as is therein specified, or in accordance with any Corporation policy.

1.5Unless otherwise restricted by law, by the Certificate of Incorporation or by these Bylaws, any director or the entire Board of Directors may be removed by the holders of a majority of the voting power of all the then outstanding shares then entitled to vote at an election of Directors. No reduction of the authorized number of Directors shall have the effect of removing any director prior to the expiration of such Director’s term of office.

Section 2. Compensation

Directors shall receive compensation for their services as directors as may be fixed by resolution of the Board of Directors, including reimbursement for certain expenses incurred in attending a meeting of the Board of Directors or Board Committee, or otherwise incurred in connection with the business of the Corporation. Policies for reimbursement of expenses shall be fixed by resolution of the Board of Directors.

Section 3. Meetings

All meetings of the Board of Directors, both regular and special, shall be held at the times and places, either within or outside the State of Delaware, designated by the Board of Directors. The annual meeting of the Board of Directors for the election of officers and such other business as may properly come before the meeting shall be held as soon as practicable after the annual meeting of stockholders.

Special meetings of the Board of Directors shall be held whenever called at the direction of the Chair of the Board of Directors, the Vice Chair of the Board of Directors, the Chief Executive Officer or any two Directors. Directors may participate in a meeting of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

EXHIBIT 3.1

Section 4. Notice

No notice of the place of an annual or special meeting of the Board of Directors shall be required of any annual or regular meeting of the Board of Directors unless the place has been changed from that last designated by the Board of Directors. A notice of the time date and place of any annual or regular meeting, when required, or of any special meeting of the Board of Directors, shall be given to each Director personally, by electronic transmission, or by telephone, at least 24 hours, or if mailed, at least 4 days, before the time fixed for the meeting. Notice may be waived by any Director. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board of Directors.

Section 5. Quorum and Action

5.1Except as otherwise expressly required by applicable law or these Bylaws, at any meeting of the Board of Directors the presence of at least a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, but, if there shall be less than a quorum, a majority of those Directors present may adjourn the meeting from time to time and no notice shall be required for any continuation of an adjourned meeting beyond the announcement at the adjourned meeting. Unless otherwise provided by applicable law or these Bylaws, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be necessary for the approval and adoption of any resolution or the approval of any act of the Board of Directors. The Chair of the Board of Directors or, in the absence of the Chair of the Board of Directors, the Vice Chair of the Board of Directors, in the absence of the Vice Chair of the Board of Directors, the Lead Independent Director or, in the absence of the Lead Independent Director, another member of the Board of Directors selected by the members present, shall preside at meetings of the Board of Directors. The Secretary or Assistant Secretary shall act as secretary of the meeting, but in the Secretary or Assistant Secretary's absence the presiding officer may appoint a secretary of the meeting.

5.2Any action required or permitted to be taken at any meeting of the Board of Directors, or a Committee thereof, may be taken without a meeting if all members of the Board of Directors or the Committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the writing or writings or electronic transmission or transmissions shall be filed with the minutes of proceedings of the Board of Directors or Committee.

EXHIBIT 3.1

Section 6. Committees

The Board of Directors may, by resolution or resolutions adopted by not less than the number of Directors necessary to constitute a quorum of the Board of Directors, designate one or more Committees, each such Committee to consist of such number of Directors as the Board of Directors may from time to time determine, which, to the extent provided in said resolution or resolutions, shall have, and may exercise, such authority as the Board of Directors may authorize. Each such Committee shall have such name or names as the Board of Directors may from time to time determine. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such Committee. A majority, or such other number as the Board of Directors may designate, of the members of any such Committee shall constitute a quorum. Each such Committee may make rules for the conduct of its business and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The minutes of all actions taken by any such Committee shall be reported to the Board of Directors at its regular meeting next succeeding the taking of such action, unless otherwise directed.

Section 7. [RESERVED]

Section 8. Chair, Vice Chair and Lead Independent Director

8.1The Board of Directors, as soon as reasonably practicable after the election of Directors by stockholders in each year, shall elect a Chair of the Board. The Board may elect at any time as it may deem desirable one or more Vice Chairmen of the Board.

8.2The Chair of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chair of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time. The Chair of the Board of Directors may also serve as the Chief Executive Officer of the Corporation and while serving in such capacity, shall have the powers and duties prescribed in Article III of these bylaws. The Board of Directors may authorize the Chair to sign any contracts or documents on behalf of the Corporation.

8.3The Vice Chair of the Board of Directors, in the absence of the Chair, or at the Chair’s request, shall preside at all meetings of the stockholders and the Board of Directors. The Vice Chair of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors may designate from time to time. The Board of Directors may authorize the Vice Chair to sign any contracts or documents on behalf of the Corporation.

EXHIBIT 3.1

8.4The members of the Board of Directors who are not employees of the Corporation and otherwise meet the requirements for independence under rules and regulations applicable to the Corporation may elect one or more of their members to serve as Lead Independent Director of the Board of Directors (the “Lead Independent Director”). The Lead Independent Director(s), if any, will chair meetings and executive sessions of the independent directors, will facilitate communications between other members of the Board of Directors, the Chief Executive Officer, President and Chair, and will assume other duties which the Board of Directors as a whole may designate from time to time.

ARTICLE III
Officers

Section 1. Number, Election and Term

1.1The Board of Directors, as soon as reasonably practicable after the election of Directors by stockholders in each year, shall elect a Chief Executive Officer, a President, one or more Executive Vice Presidents, a Secretary, and a Chief Financial Officer and, from time to time, may elect a Controller, such Assistant Secretaries, Assistant Controllers, and appoint such other agents, as it may deem desirable. Any two or more offices may be held simultaneously by the same person, except as otherwise may be required by applicable law. The Chief Financial Officer shall also function as and be deemed to be the Treasurer of the Corporation, in the event a person with such a title is required under state or federal law.

1.2The term of office of all officers shall be until the next succeeding annual election of officers and until their respective successors shall have been elected and qualified, but any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, by the affirmative vote of a majority of the members of the Board of Directors whenever in their judgment the best interests of the Corporation will be served thereby. Such removal shall be without prejudice to the contractual rights of such officer, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Unless specifically authorized by resolution of the Board of Directors, no agreement for the employment of any officer for a period longer than one year shall be made.

Section 2. Authority

Subject to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such authority and perform such duties in the management of the property, business and affairs of the Corporation as by custom generally pertain to their respective offices, as well as such authority and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer. The Board of Directors may designate a successor or create a succession plan in the event any officer is unable to serve for any reason.

EXHIBIT 3.1

Section 3. Compensation

The salaries of all officers, employees and agents of the Corporation shall be determined and fixed by the Board of Directors, a Committee of the Board of Directors or otherwise pursuant to such authority as the Board of Directors may from time to time prescribe.

ARTICLE IV

Execution of Contracts and Negotiable Instruments, and Voting Stock Owned by the Corporation

Section 1. Disbursements

All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 2. Contracts

All contracts, bonds and other agreements and undertakings of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate, except where otherwise provided by law, and such execution or signature shall be binding on the Corporation.

Section 3. Capacity

Whenever any instrument is required by this Article IV to be signed by more than one officer of the Corporation, no person shall so sign in more than one capacity.

Section 4. Voting of Stock and Execution of Proxies

The Chief Executive Officer, the President, or an Executive Vice President, or such other person or persons as may be designated in writing from time to time by the Board of Directors, shall be authorized on behalf of the Corporation to attend any meeting of security holders of any other corporation or entity in which the Corporation is an owner of securities and to vote, or to sign and issue proxies to vote, such securities upon all matters coming before such meeting or presented to the security holders of the corporation or entity for their consent.

ARTICLE V
Capital Stock
Section 1. Certificates of Stock

1.1The shares of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares

EXHIBIT 3.1
represented by a certificate until such certificate is surrendered to the Corporation. Every holder of a certificate shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chair of the Board of Directors, the President or any Executive Vice President and by the Secretary or any Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile.

1.2The Corporation will maintain on their books the names of the holders of record of shares of the capital stock of the Corporation, together with the number of shares and the date of issue.

Section 2. Transfer Agents and Registrars

The Corporation shall, if and whenever the Board of Directors determines, maintain one or more transfer offices or agencies, each in the charge of a transfer agent designated by the Board of Directors, where the shares of the capital stock of the Corporation will be directly transferable, and also one or more registry offices, each in the charge of a registrar designated by the Board of Directors, where shares of stock will be registered, and no certificates for shares of the capital stock of the Corporation, in respect of which one or more transfer agents and registrars shall have been designated, shall be valid unless countersigned by one of such transfer agents and registered by one of such registrars. The Board of Directors may also make additional rules and regulations, as it may deem expedient, concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Corporation.

Section 3. Transfer of Shares

Transfers of shares shall be made by the holder or by the holder's attorney in fact upon a writing lawfully constituted and upon surrender of certificates for a like number of shares if such shares are certificated.

Section 4. Lost, Destroyed or Stolen Certificates

A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation, or any predecessor of the Corporation, alleged to have been lost, destroyed or stolen. The Board of Directors may, in its discretion, require the owner of the lost, destroyed or stolen certificate to give to the Corporation satisfactory evidence that the certificate was lost, destroyed or stolen. The Board of Directors may also require a bond sufficient to indemnify it and its transfer agent against any claim that may be made on account of the alleged loss of the certificate or the issuance of any new certificate.

Section 5. Record Date

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or for the purpose of any other action (other than determining the stockholders entitled to notice of and to vote at any meeting of stockholders), the Board of Directors may fix in advance a date as the record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than 60 days prior to the date on which the action requiring the determination of stockholders is to be taken. The Board of Directors may in advance fix a

EXHIBIT 3.1
date not exceeding 60 days and not less than ten days before the date of any meeting of stockholders as a record date for the determination of stockholders entitled to notice of and to vote at the meeting.

EXHIBIT 3.1
ARTICLE VI
Indemnification

Section 1. Power to Indemnify in Actions, Suits, or Proceedings other than Those by or in the Right of the Corporation

Subject to Section 3 of this ARTICLE VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. Power to Indemnify in Actions, Suits, or Proceedings by or in the Right of the Corporation

Subject to Section 3 of this ARTICLE VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (a “claimant”) against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 3. Authorization of Indemnification

Any indemnification under this ARTICLE VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of

EXHIBIT 3.1
the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this ARTICLE VI, as the case may be. To obtain indemnification under this ARTICLE VI, a claimant must submit to the Secretary of the Corporation a written request, as soon as practicable but in no event later than the sixtieth (60) day after the claimant knows, or reasonably should know, that he has been made or is threatened to be made a party to the threatened, pending or completed action, suit or proceeding for which indemnification is sought, including therein or therewith such documentation and information as is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the preceding sentence, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (i) if requested by the claimant, by Independent Counsel (as hereinafter defined), in an attorney-client privileged written opinion to the Board of Directors, a copy of which shall be delivered to the claimant if indemnification ultimately is granted, or (ii) if no request is made by the claimant for a determination by Independent Counsel, (a) by the Board of Directors by a majority of Disinterested Directors or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant if indemnification ultimately is granted, or (b) by a majority vote of a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Board of Directors shall select the Independent Counsel. If it is so determined that the claimant is entitled to indemnification, the Corporation shall pay the claimant within sixty (60) days after such determination. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, where such claim, defense or matter is otherwise subject to indemnification, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of any prior authorization in the specific case. “Successful on the merits or otherwise” does not include a settlement to which the Corporation is not a party, a confession of judgment without the Corporation’s consent, or other type or form of resolution that is not approved by the Corporation.
Section 4. Good Faith Defined

For purposes of any determination under Section 3 of this ARTICLE VI, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director or officer. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct

EXHIBIT 3.1
set forth in Section 1 or Section 2 of this ARTICLE VI, as the case may be.
Section 5. Enforcement of Rights

If a claim for indemnification or advancement of expenses is not paid within 60 days (or, in the case of advancement, within 30 days) after such claim is received in writing by the Corporation, then, notwithstanding any contrary determination in the specific case under Section 3 of this ARTICLE VI, and notwithstanding the absence of any determination thereunder, any claimant may seek to enforce such right to indemnification or advancement, as applicable, in any court of competent jurisdiction in the State of Delaware. The basis of such indemnification by a court shall be a determination by such court that indemnification of the claimant is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 1 and Section 2 of this ARTICLE VI, as the case may be. Neither a contrary determination in the specific case under Section 3 of this ARTICLE VI nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the claimant seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the claimant seeking to enforce rights to indemnification or advancement of expenses shall also be entitled to be paid such person’s expenses actually and reasonably incurred in prosecuting such action, suit, or proceeding.
Section 6. Expenses Payable in Advance

Expenses actually and reasonably incurred in defending any action, suit or proceeding contemplated by Section 1 or Section 2 of this ARTICLE VI shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such claimant to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this ARTICLE VI. Notwithstanding the foregoing, the Corporation will not be required to advance expenses to any person in connection with any proceeding (or part thereof) initiated by such person unless the proceeding was authorized in advance by the Board of Directors, as described in Section 3 of this ARTICLE VI.

Notwithstanding the foregoing, the Corporation will not advance or continue to advance expenses to any officer in any proceeding if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of Disinterested Directors, even though less than a quorum, (ii) if there are no Disinterested Directors or the Disinterested Directors so direct, by Independent Counsel in a written opinion or (iii) by a majority vote of a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such officer acted in bad faith or in a manner that such officer did not believe to be in or opposed to the best interests of the Corporation.

EXHIBIT 3.1
Section 7. Non-exclusivity of Indemnification and Advancement of Expenses

The indemnification and advancement of expenses provided by or granted pursuant to this ARTICLE VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, contract, vote of stockholders or Disinterested Directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this ARTICLE VI shall be made to the fullest extent permitted by law. The provisions of this ARTICLE VI shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 and Section 2 of this ARTICLE VI but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

Section 8. Insurance

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this ARTICLE VI.
Section 9. Certain Definitions

For purposes of this ARTICLE VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of the Corporation serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this ARTICLE VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

For purposes of this ARTICLE VI, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

For purposes of this ARTICLE VI, references to “Disinterested Director” will mean a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant; and, references to “Independent Counsel” will mean a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of

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corporation law and will include any person who under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the corporation or the claimant in an action to determine the claimant’s rights under this ARTICLE VI.

Section 10.    Survival of Indemnification and Advancement of Expenses

The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 11.    Amendment or Repeal
Any modification or repeal of the foregoing provisions of this Article VI, shall not adversely affect any right or protection hereunder of any indemnified party in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VII
Miscellaneous Provisions
Section 1. Books

1.1The books of the Corporation, except as otherwise provided by applicable law, may be kept outside of the State of Delaware.

1.2Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records.

Section 2. Corporate Seal

The seal of the Corporation shall be in such form and shall have such content as the Board of Directors shall from time to time determine. The seal shall be in the charge of the Secretary.

Section 3. Fiscal Year

The fiscal year of the Corporation shall be as determined by the Board of Directors.

Section 4. Principal Office

The principal corporate office of the Corporation shall be established and maintained in Los Angeles, California, or at any other place designated by the Board of Directors.

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Section 5. Amendment of Bylaws

Except as otherwise provided in the Certificate of Incorporation or by applicable law, the stockholders of the Corporation may, from time to time, be supplement, amend or repeal these Bylaws, or adopt new Bylaws, by the affirmative vote of the holders of a majority of the voting power of the Corporation’s capital stock entitled to vote thereon. The Board of Directors of the Corporation shall also have the power to adopt, amend or repeal the Bylaws.

Section 6. Other Offices

The Corporation may have offices in addition to its registered office in places, either within or outside the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

Section 7. Public Announcement

For the purposes of Article I, Section 4.4 and Article II, Section 1.2 of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, the Associated Press, or a comparable national news service, or in a document publicly filed by the Corporation pursuant to the Exchange Act.

Section 8. Construction

Unless the context otherwise requires, singular nouns and pronouns (including defined terms), when used herein, shall be deemed to include the plural and vice versa, and impersonal pronouns shall be deemed to include the personal pronoun of the appropriate gender. The use of the male terms “he” “his” or “him” are meant to be gender neutral and do not connate any specific gender.

Section 9. Forum for Adjudication of Disputes

Unless the Corporation consents in writing to the selection of an alternative forum, (A) the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state or federal court located within the State of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action or other proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action or other proceeding asserting a claim against the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these Bylaws, (iv) any action or other proceeding asserting a claim against the Corporation governed by the internal affairs doctrine, or (v) any action or other proceeding to interpret, apply, enforce or determine the validity of, or otherwise asserting a claim arising pursuant to, any provision of the Certificate of Incorporation or these Bylaws (as either may be amended from time to time); and (B) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. To the fullest extent permitted by applicable law, if any action the subject matter of which is within the scope

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of this Article VII, Section 9 is filed in a court other than as specified above in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware, another court in the State of Delaware or the federal district court in the District of Delaware, as appropriate, in connection with any action brought in any court to enforce this Article VII, Section 9 and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the action as agent for the stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VII, Section 9.